Exhibit 1.1

UNDERWRITING AGREEMENT

[ ], 2021

The Benchmark Company, LLC

HCFP/Capital Markets LLC

as Representatives of the several

Underwriters named in Schedule 1 hereto

c/o The Benchmark Company, LLC

150 East 58th St., 17th Floor

New York, NY 10155

c/o HCFP/Capital Markets LLC
155 East 44th St., 6th Floor
New York, NY 10017

Ladies and Gentlemen:

The undersigned, AeroClean Technologies, Inc., which was converted from a Florida limited liability company into a limited liability company under the laws of the State of Delaware, under the name AeroClean Technologies, LLC, in September 2020, and was converted into a Delaware corporation on [ ], 2021 (the “Company”), hereby confirms its agreement (this “Agreement”) with The Benchmark Company, LLC and HCFP/Capital Markets LLC (hereinafter the “Representatives”) and with the other underwriters named on Schedule 1 hereto for which the Representatives are acting as representatives (the Representatives and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.            Purchase and Sale of Securities.

(a)           Firm Shares.

(i)            Nature and Purchase of Firm Shares.

(A)             On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of [ ] shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The [ ] shares of Common Stock referred to in this Section 1(a)(i)(A) are hereinafter referred to as the “Firm Shares.”

(B)              The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price equal to 92% of the per Firm Shares offering price set forth on the cover page of the Offering Statement (as defined in Section 2(a)(i)(B) hereof) (the “Public Offering Price per Firm Share”).

(ii)           Firm Shares Payment and Delivery.

(A)             Delivery and payment for the Firm Shares shall be made no later than 2:00 p.m., Eastern time, on the second (2nd) Business Day (as defined below) following the Qualification Date (as defined in Section 2(a)(i)(A) below) of the Offering Statement (as defined in Section 2(a)(i)(A) below) (or the third (3rd) Business Day following the Qualification Date if the Offering Statement is declared effective after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Representatives and the Company, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., 666 Third Avenue, New York, NY 10017 (“Representatives’ Counsel”), or at such other place (or by electronic transmission) as shall be agreed upon by the Representatives and the Company. The hour and date of delivery and payment for the Firm Shares and the applicable Option Shares (as defined below) is called the “Closing Date.”

(B)              Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Representatives) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”) or via a DWAC transfer), for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representatives for all of the Firm Shares or via delivery versus payment for the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(iii)          Over-allotment Option.

(A)             Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase, in the aggregate, up to [ ] additional shares of Common Stock, representing fifteen percent (15%) of the Firm Shares sold in the offering (the “Option Shares”). The Firm Shares and the Option Shares are collectively referred to as the “Securities.” The Securities shall be issued directly by the Company and shall have the rights and privileges described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular (as defined below). The offering and sale of the Securities is herein referred to as the “Offering.”

(B)              Exercise of Option. The Over-allotment Option granted pursuant to Section 1(a)(iii)(A) hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) for any number of the Option Shares within 45 days after the Closing Date. The purchase price to be paid by the Underwriters per Option Share shall be equal to the purchase price paid by the Underwriters per Firm Share. The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representatives, which must be confirmed in writing by overnight mail or email or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of Representatives’ Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representatives. If such delivery and payment for the Option Shares does not occur on the Closing Date, an Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Shares subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Shares specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Shares then being purchased which the number of Firm Shares as set forth in Schedule 1 opposite the name of such Underwriter bears to the total number of Firm Shares, subject to such adjustments as the Representatives, in their sole discretion, shall determine.

(C)              Payment and Delivery. Payment for the Option Shares shall be made on an Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Representatives) representing the applicable number of Option Shares (or through the facilities of DTC or DWAC transfer) for the account of the Underwriters. The applicable number of Option Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing prior to the applicable Option Closing Date. The Company shall not be obligated to sell or deliver Option Shares except upon tender of payment by the Representatives for the applicable Option Shares. An Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date.

(iv)          Representatives’ Share Purchase Option.

(A)             Share Amount; Term. The Company hereby agrees to issue to the Representatives (and/or their designees) on the Closing Date, or Option Closing Date, as applicable, (the “Representatives’ Share Purchase Option”) an option to purchase [ ] Shares issued on such Closing Date or Option Closing Date, pursuant to a share purchase option agreement in the form attached hereto as Exhibit A (the “Share Purchase Option Agreement”), at an initial exercise price of $[ ] per share, which is equal to 125% of the Public Offering Price per Firm Share. The Representatives understand and agree that there are significant restrictions pursuant to Financial Industry Regulatory Authority, Inc.’s (“FINRA”) Rule 5110 against transferring the Representatives’ Share Purchase Option and the underlying securities during the one hundred eighty (180) day period beginning on the date of commencement of sales of the Offering and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representatives’ Share Purchase Option, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days beginning on the date of commencement of sales of the Offering to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering or (ii) a bona fide officer or partner of the Representatives or of any such Underwriter or selected dealer, or as otherwise expressly permitted by Rule 5110(e), and only if any such transferee agrees to the foregoing lock-up restrictions.

(B)              Delivery. Delivery of the Share Purchase Option Agreement shall be made on the Closing Date and each Option Closing Date, as applicable, and shall be issued in the name or names and in such authorized denominations as the Representatives may request.

2.           Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date and as of each Option Closing Date, if any, as follows (unless otherwise indicated, all references to the Company in this Section 2 shall refer to the Company and its subsidiaries, if any):

(a)           Filing of Offering Statement.

(i)            Pursuant to the Securities Act.

(A)             The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. [ ]) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any offering circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Securities pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Securities Act Rules and Regulations”) of the Commission promulgated under the Securities Act. At the time of such filing, the Company met the requirements for an offering statement of a Tier 2 offering under Regulation A of the Securities Act. The Company will file with the Commission under the Securities Act, a Final Offering Circular included in the Offering Statement relating to the offering of the Securities and has advised the Underwriters of all further information (financial and other) with respect to the Company required to be set forth therein. As used in this Agreement:

“Applicable Time” means [   ] [a.m/p.m.] (Eastern time) on the date of this Agreement;

“Final Offering Circular” means the final offering circular relating to the public offering of the Securities as filed with the Commission pursuant to Regulation A of the Securities Act Rules and Regulations;

“Preliminary Offering Circular” means any preliminary offering circular relating to the Securities included in the Offering Statement pursuant to Regulation A of the Rules and Regulations;

“Pricing Disclosure Package” means the most recent Preliminary Offering Circular and the materials identified in Schedule 2 hereto;

“Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Securities Act and the Securities Act Rules and Regulations; and

“Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Securities Act Rules and Regulations.

(ii)            Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Common Stock, which registration statement complies in all material respects with the Exchange Act. The registration of the Common Stock under the Exchange Act has become effective on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(b)          Stock Exchange Listing. The Common Stock has been approved for listing on the Nasdaq Capital Market (the “Exchange”), subject to official notice of issuance, and the Company has taken no action designed to result in, or likely to have the effect of, delisting the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

(c)          No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Offering Statement or any amendment thereto, any Preliminary Offering Circular or the Final Offering Circular or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(d)          Qualification. The Offering Statement, at the Qualification Date, as of the date hereof and as of the Closing Date and any Option Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Securities Act and the Securities Act Rules and Regulations.

(e)           Disclosures in Offering Statement.

(i)            Compliance with Securities Act and 10b-5 Representation.

(A)             Each of the Offering Statement and any amendment thereto, at the time it became qualified, complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations. Each Preliminary Offering Circular, as originally filed or as part of any amendment or supplement thereto, and the Final Offering Circular, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations. Each Preliminary Offering Circular delivered to the Underwriters for use in connection with this Offering and the Final Offering Circular was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(B)              Neither the Offering Statement nor any amendment thereto, at its Qualification Date, as of the Applicable Time, at the Closing Date or at any Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with the Underwriters’ Information. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(C)              The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the disclosure contained in the subsections “Underwriting Discount,” “Price Stabilization, Short Positions” and “Electronic Distribution” included in the “Underwriting” section of the Pricing Disclosure Package and the Final Offering Circular (the “Underwriters’ Information”);

(D)             None of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto (including any wrapper), as of their respective issue dates, at the time of any filing with the Commission pursuant to Rule 253(g), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information; and

(E)              All post-qualification amendments to the Offering Statement reflecting events or facts arising after the date thereof that represent, individually or in the aggregate, a fundamental change in the information set forth therein will have been so filed with the Commission.

(ii)           Disclosure of Agreements. The agreements and documents described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Rules and Regulations to be described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular or to be filed with the Commission as exhibits to the Offering Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular and (ii) is material to the Company’s business has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except as disclosed in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or business (each, a “Governmental Entity”), including, without limitation, those relating to Environmental Laws (as defined below), that would reasonably be expected to constitute a Material Adverse Change (as defined below).

(iii)           Prior Securities Transactions. Since inception, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Offering Statement (including Part I thereof), the Pricing Disclosure Package and the Final Offering Circular.

(iv)          Regulations. The disclosures in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular concerning the effects of federal, state, local and all foreign laws, rules and regulations relating to the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular that are not so disclosed.

(v)           No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Offering Circular, the Final Offering Circular and other materials, if any, permitted under Regulation A and consistent with Section 3(b) below.

(f)           Changes After Dates in Offering Statement.

(i)             No Material Adverse Change. Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, except as otherwise specifically stated therein, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect (as defined below) and no material adverse change in the financial position or results of operations of the Company nor, to the Company’s knowledge, any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”). The Company does not have pending before the Commission any compliance review of information that the Company has redacted from any material agreements. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day (as defined below) prior to the date that this representation is made.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement. “Trading Day” means a day on which the Exchange is open for trading.

(ii)            Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, and except as may otherwise be indicated or contemplated herein or disclosed in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, the Company has not: (i) issued any securities (other than (x) grants under any share compensation plan and (y) shares issued upon exercise or conversion of options, warrants or convertible securities described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(g)           Independent Accountants. To the knowledge of the Company, Citrin Cooperman & Company, LLP (the “Auditor”), whose report is filed with the Commission as part of the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Rules and Regulations and the Public Company Accounting Oversight Board. Except as may otherwise be disclosed in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, the Auditor has not, during the periods covered by the financial statements included in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(h)           Financial Statements, etc. The financial statements of the Company included in the Offering Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)             Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, the duly authorized, issued and outstanding capitalization as of the dates set forth therein. Based on the assumptions stated in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, the Company will have on the Closing Date the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by, the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, on the Qualification Date, as of the Applicable Time, on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued, shares of Common Stock or any security convertible or exercisable into shares of Common Stock, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities. No individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a “Person”) has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by this Agreement. The issuance and sale of the Securities will not obligate the Company to issue Common Stock or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(j)           Valid Issuance of Securities, etc.

(i)            Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized number of shares of Common Stock, Company preferred shares and other securities of the Company to be outstanding upon consummation of the offering of the Firm Shares and Option Shares conform in all material respects to all statements relating thereto contained in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements. The description of the Company’s equity incentive plan, and the options or other rights granted thereunder, as described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(ii)           Securities Sold Pursuant to this Agreement. The Securities and the Representatives’ Share Purchase Option have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable, free and clear of all liens imposed by the Company; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities and the Representatives’ Share Purchase Option are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities and Representatives’ Share Purchase Option has been duly and validly taken; the shares of Common Stock issuable upon exercise of the Representatives’ Share Purchase Option have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Representatives’ Share Purchase Option and exercised on a cashless basis as set forth in such Representatives’ Share Purchase Option, such shares will be validly issued, fully paid and non-assessable; and the Securities and the shares underlying the Representatives’ Share Purchase Option conform in all material respects to all statements with respect thereto contained in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular.

(k)         Registration Rights of Third Parties. No holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company (except for any such rights that have been waived).

(l)           Validity and Binding Effect of Agreements. This Agreement and the Share Purchase Option Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(m)           No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Share Purchase Option Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s certificate of incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company (as the same may be amended or restated from time to time, the “Bylaws”) or other similar governing document; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof, except in the cases of clauses (i) and (iii) for such breaches, conflicts or violations that would not reasonably be expected to have a Material Adverse Change.

(n)           Regulatory. Except as described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change: (i) the Company has not received notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Regulations (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company is and has been in material compliance with federal, state or foreign statutes, laws, ordinances, rules and regulations applicable to the Company (collectively, “Applicable Regulations”); (iii) the Company possesses all licenses, certificates, approvals, clearances, consents, authorizations, qualifications, registrations, permits and supplements or amendments thereto required by any such Applicable Regulations and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Regulations or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding nor, to the Company’s knowledge, has there been any material noncompliance with or violation of any Applicable Regulations by the Company that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action or enforcement action by any Governmental Entity; and (v) the Company has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action.

(o)           No Defaults; Violations. Except as would not, individually or in the aggregate, have a Material Adverse Change, no default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not (i) in violation of any term or provision of its Charter or Bylaws or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity applicable to the Company, except in the case of this clause (ii) as is not material, individually or in the aggregate, to the Company.

(p)           Corporate Power; Licenses; Consents.

(i)               Conduct of Business. Except as described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular.

(ii)              Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained and no further action is required by the Company, the Company’s Board of Directors (the “Board”) or its shareholders in connection herewith or therewith. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, except with respect to applicable securities laws and the rules and regulations of FINRA.

(q)           D&O Information. To the Company’s knowledge, the information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by the information concerning the Company’s directors, officers and principal shareholders as described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

(r)            Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that is required to be disclosed in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular that has not been so disclosed, in each case that, individually or in the aggregate, is reasonably expected to result in a Material Adverse Change or that adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities.

(s)           Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of Delaware as of the date hereof and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

(t)            Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers and in such amounts and covering such risks that the Company believes are reasonably adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(u)           Transactions Affecting Disclosure to FINRA.

(i)              Finder’s Fees. Except as described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii)             Payments Within 180 Days. Except as described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period immediately preceding the original filing of the Offering Statement, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

(iii)            Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv)            FINRA Affiliation. There is no (A) officer or director of the Company, (B) beneficial owner of 10% or more of any class of the Company’s securities or (C) beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the original filing of the Offering Statement that, in each case and to the best of the Company’s knowledge, is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(v)             Information. All information provided by the Company in its FINRA Questionnaire to Representatives’ Counsel specifically for use by Representatives’ Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(v)           Foreign Corrupt Practices Act. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(w)          Compliance with OFAC. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x)            Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y)           Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representatives or to Representatives’ Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(z)            Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, directors and existing shareholders (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representatives an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(aa)         Subsidiaries. The Company has no direct or indirect subsidiaries or variable interest entities and does not hold any equity interests in any other entity.

(bb)         Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular that have not been described as required.

(cc)         Board of Directors. The Board is comprised of the persons set forth under the heading of the Preliminary Offering Circular and the Final Offering Circular captioned “Management.” The qualifications of the persons serving as Board members and the overall composition of the Board comply with the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board qualify as “independent,” as defined under the listing rules of the Exchange.

(dd)         Sarbanes-Oxley Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

(ee)         Accounting Controls. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company designed to record, process, summarize and report the information that required to be disclosed by the Company in the reports it files or submits under the Exchange Act within the time periods specified in the Commission’s rules and forms.

(ff)           No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(gg)         No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent. To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)         Intellectual Property Rights. Except as would not reasonably be expected to have a Material Adverse Change, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with its business as described in the Offering Statement (collectively, the “Intellectual Property Rights”). Except as would not reasonably be expected to have a Material Adverse Change, the Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Except as would not reasonably be expected to have a Material Adverse Change, the Company has not received, since the date of the latest audited financial statements included within the Offering Statement, a written notice of a claim and does not otherwise have any knowledge that the Company’s business or planned business as described in the Offering Statement violates or infringes upon the rights of any Person. To the knowledge of the Company, except as would not reasonably be expected to have a Material Adverse Change, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)           Taxes. Except as would not reasonably be expected to have a Material Adverse Change, the Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Except as described in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular or as would not reasonably be expected to have a Material Adverse Change, the Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Offering Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect of taxes.

(jj)           ERISA Compliance. Neither the Company nor any ERISA Affiliate maintains any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”). “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member.

(kk)         Compliance with Laws. Except as disclosed in the Offering Statement, Pricing Disclosure Package and the Final Offering Circular, the Company: (A) is and at all times has been in compliance with all Applicable Regulations, including all applicable statutes, regulations, and requirements enforced by the U.S. Food and Drug Administration (“FDA”) or the Federal Trade Commission, as well as all statutes, regulations, and requirements applicable to the ownership, testing, development, use, marketing, labeling, promotion, offer for sale or performance of any product being developed by the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any FDA Form 483, warning letter or other written correspondence or notice from the FDA or any other Governmental Authority alleging or asserting material noncompliance with any Applicable Regulations or any Authorizations; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Government Authority alleging that any product or activity is in material violation of any Applicable Regulations or Authorizations; and (E) has not received written notice that any Government Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Regulations or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). The Company has not reported or received reports of any injuries, malfunctions or other adverse events associated with any product of Company. None of the Company’s product candidates has received marketing approval from any Government Authority.

(ll)           Certain Environmental Matters. (i) The Company (a) is in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, directives, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes (including, without limitation, the presence of hazardous or toxic substances in products manufactured, marketed or sold by or on behalf of the Company), pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company other than in the ordinary course of business; and (iii) in addition to and without limiting the foregoing, (a) there is no proceeding that is pending, or that is known by the Company to be contemplated, against the Company under any Environmental Laws, (b) the Company is not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could have a Material Adverse Effect, and (c) the Company does not anticipate material capital expenditures relating to any Environmental Laws.

(mm)       Healthcare Programs. Neither the Company nor, to the knowledge of the Company, any of its officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)), is or has been excluded, suspended or debarred from participation in any national or regional health care program, debarred by FDA or comparable authorities pursuant to 21 U.S.C. § 335a or similar laws, or made subject to any pending or, to the knowledge of the Company, threatened or contemplated action that could reasonably be expected to result in such exclusion, suspension or debarment.

(nn)         Product Commercialization. None of the Company products is subject (and none has been subject since July 2021 to any recall, market withdrawal, removal or discontinuation (other than for commercial or other business reasons), whether such action was ordered by a Governmental Authority or undertaken voluntarily. Neither the Company nor any of its suppliers has received, nor is the Company aware of facts that could give rise to, any complaint from a third party regarding the safety, quality or labeling compliance of any Company product or any claim that the Company or one of its suppliers has adulterated, misbranded, mispackaged or mislabeled any Company product or engaged in misleading advertising for any Company product, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(oo)         Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter (or similar charter documents) (excluding, for purposes of this representation, the “blank check” preferred shares that are authorized by the Company’s Charter) or the laws of its jurisdiction of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under this Agreement.

(pp)         Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and as of each Option Closing Date, if any, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted with the proceeds obtained from the Offering and (iii) the proceeds the Company receives from the sale of the Firm Shares, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances that lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Offering Statement, Pricing Disclosure Package and the Final Offering Circular set forth as of the date hereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company or for which the Company has commitments.

“Indebtedness” means (i) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

(qq)         Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described or incorporated by reference in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular that have not been described or incorporated by reference as required.

(rr)           Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(ss)         Employee Benefit Laws. The Company is not in violation of and has not received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Change.

(tt)           Industry Data. The statistical and market-related data included in each of the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(uu)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Statement, the Pricing Disclosure Package or the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)         Export and Import Laws. The Company and, to the Company’s knowledge, each of its affiliates, and any director, officer, agent or employee of, or other person associated with or acting on behalf of the Company, has not heretofore been subject to applicable Export and Import Laws (as defined below). The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(ww)       Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(xx)          Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Change.

(yy)         Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representatives) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(zz)          Smaller Reporting Company. As of the time of filing of the Offering Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

(aaa)       Emerging Growth Company. As of the time of filing of the Offering Statement, the Company was an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act.

3.             Covenants of the Company. The Company covenants and agrees as follows:

(a)           Amendments to Offering Statement. The Company shall deliver to the Representatives, prior to filing, any amendment or supplement to the Offering Statement or Final Offering Circular proposed to be filed after the Qualification Date and not file any such amendment or supplement to which the Representatives shall reasonably object in writing.

(b)           Qualification. The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Representatives, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Representatives promptly following such filing.

(c)            Federal Securities Laws.

(i)                 Compliance. The Company will notify the Representatives promptly and will, if requested, confirm such notification in writing: (i) when any amendment to the Offering Statement is filed; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Offering Statement or any amendment or supplement to the Final Offering Circular or for additional information; (iv) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (v) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Package or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Package or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (vi) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Securities for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by the Underwriters, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Securities Act and the Securities Act Rules and Regulations and to notify the Representatives promptly of all such filings.

(ii)              Continued Compliance. If, at any time when the Final Offering Circular relating to the Securities is required to be delivered under Rule 251 promulgated under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or Representatives’ Counsel, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or Representatives’ Counsel, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or Representatives’ Counsel, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Securities Act or the Securities Act Rules and Regulations, the Company will promptly notify the Underwriters and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by the Underwriters.

(iii)            Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act. During this time period, the Company shall not deregister the Common Stock under the Exchange Act without the prior written consent of the Representatives.

(iv)             Delivery of Offering Documents to the Underwriters. The Company will furnish to the Underwriters and their counsel, without charge (i) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto and (ii) so long as an offering circular relating to the Securities is required to be delivered under the Rule 251 promulgated under the Securities Act, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as the Underwriters may reasonably request.

(v)               Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify the Underwriters in writing and has or will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(d)            Undertakings. The Company will comply with any undertakings contained in the Offering Statement.

(e)            Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock on the Exchange for three (3) years after the date of this Agreement.

(f)            Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that each of the Representatives is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

(g)            Reports to the Representatives; Transfer Agent.

(i)                 Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Representatives: (i) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request; provided the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement that is reasonably acceptable to the Representatives and Representatives’ Counsel in connection with the Representatives’ receipt of such information. Documents filed with the Commission pursuant to its EDGAR system or otherwise filed with the Commission or made publicly available shall be deemed to have been delivered to the Representatives pursuant to this Section 3(i)(i).

(ii)              Transfer Agent. The Company shall maintain a transfer agent for the Common Stock that is reasonably acceptable to the Representatives.

(h)           Payment of Expenses.

(i)                 General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent due on such date and not previously paid, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the qualification or registration of the Securities to be sold in the Offering with the Commission; (b) all Public Offering Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the shares of Common Stock on the Exchange; (d) all fees, expenses and disbursements, if any, relating to the qualification or registration of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representatives may reasonably designate; (f) the costs of all mailing and printing of the Offering Statement, Final Offering Circulars and all amendments, supplements and exhibits thereto and as many Preliminary Offering Circulars and Final Offering Circulars as the Representatives may reasonably deem necessary; (g) the costs of preparing, printing and delivering certificates representing the Securities; (h) fees and expenses of the transfer agent for the Common Stock; (i) share transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; (l) the fees and expenses of the Representatives’ legal counsel not to exceed $150,000; (m) the due diligence fees and expenses of the Representatives (including, without limitation, amounts payable in connection with background searches by an independent third party as is customary for offerings of this type); and (n) travel in connection with “road-show” informational meetings and presentations for the brokerage community and institutional investors.

(ii)              Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3(h)(i), on the Closing Date it shall pay to the Representatives, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to two percent (2.0%) of the gross proceeds received by the Company from the sale of the Firm Shares.

(i)             Application of Net Proceeds. The Company shall apply the net proceeds from the offering of the Securities received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular.

(j)             Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representatives) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)            Internal Controls. The Company shall maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l)             Accountants. The Company shall retain an independent registered public accounting firm reasonably acceptable to the Representatives (it being understood that the Auditor is an independent registered public accounting firm that is reasonably acceptable to the Representatives), and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement.

(m)            FINRA. The Company shall advise the Representatives (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 10% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180 days immediately preceding the original filing of the Offering Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(n)            Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as Board members and the overall composition of the Board comply with the Sarbanes-Oxley Act and the rules promulgated thereunder and with the listing requirements of the Exchange and (ii) if applicable, at least one member of the Board qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules promulgated thereunder.

(o)            Securities Laws Disclosure; Pre-Closing Publicity. At the request of the Representatives, by 9:00 a.m. (New York City time) on the date following the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. Except as set forth in the immediately preceding sentence, prior to the Closing Date and any Option Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(p)            No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arm’s-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Common Stock and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

(q)            Company Lock-Up Agreements. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representatives, it will not, for a period of one hundred eighty (180) days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than pursuant to a registration statement on Form S-8 for employee benefit plans); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this section shall not apply to (i) the Securities to be sold hereunder; (ii) the issuance by the Company of shares of Common Stock upon the exercise of an outstanding stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Offering Statement and the Pricing Disclosure Package, which terms may not be amended during the Lock-Up Period, (iii) the grant by the Company of stock options or other stock-based awards, or the issuance of shares of capital stock of the Company under any equity compensation plan of the Company disclosed in the Preliminary Offering Circular or (iv) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions, which securities are “restricted securities” under the Securities Act and are not covered by any registration rights.

(r)             Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriters, if necessary, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(s)            Sarbanes-Oxley. The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(t)             IRS Forms. The Company shall deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

4.             Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and each Option Closing Date, if any, (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder and (iv) the following conditions:

(a)            Regulatory Matters.

(i)                 Qualification of the Offering Statement. (i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Securities under the securities or “blue sky” laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof, no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith.

(ii)              FINRA Clearance. On or before the date of this Agreement, the Representatives shall have received correspondence from FINRA that it will raise no objection as to the amount of compensation allowable or payable to the Underwriters as described in the Offering Statement.

(iii)            Stock Market Clearance. On the Closing Date, the Firm Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance. On each Option Closing Date (if any), the Option Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance, if needed.

(b)           Company Counsel Matters. On the Closing Date and on each Option Closing Date (if any), the Representatives shall have received the favorable opinion and 10b-5 statement of Freshfields Bruckhaus Deringer US LLP, counsel to the Company, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representatives, substantially in form and substance reasonably satisfactory to the Representatives and Representatives’ Counsel.

(c)            Comfort Letters.

(i)                 Comfort Letter. At the time this Agreement is executed, the Representatives shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, addressed to the Representatives and in form and substance satisfactory in all respects to the Representatives and to the Auditor, dated as of the date of this Agreement.

(ii)              Bring-down Comfort Letter. At the Closing Date and on each Option Closing Date (if any), the Representatives shall have received from the Auditor a letter, dated as of the Closing Date or Option Closing Date, as applicable, to the effect that such Auditor reaffirms the statements made in the letter furnished pursuant to Section 4(c)(i), except that with respect to the initial comfort letter, the specified date referred to shall be a date not more than three (3) Business Days prior to the Closing Date.

(d)            Officers’ Certificates.

(i)                 Officers’ Certificate. The Company shall have furnished to the Representatives a certificate, dated the Closing Date or Option Closing Date, as applicable, of its Chief Executive Officer and its Chief Financial Officer stating that (A) such officers have carefully examined the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular and, in their opinion, the Offering Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date or Option Closing Date, as applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, the Final Offering Circular and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date or Option Closing Date, as applicable, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (B) since the Qualification Date, no event has occurred that should have been set forth in a supplement or amendment to the Offering Statement, the Pricing Disclosure Package or the Final Offering Circular that was not so set forth, (C) as of the Closing Date or Option Closing Date, as applicable, the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties that refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any Option Closing Date (if such date is other than the Closing Date), and (D) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Final Offering Circular.

(ii)              Secretary’s Certificate. At each of the Closing Date and any Option Closing Date, the Representatives shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date and Option Closing Date (if such date is other than the Closing Date), certifying: (A) that each of the Charter, Bylaws and similar governing documents is true and complete, has not been modified and is in full force and effect; (B) that the resolutions of the Board relating to the Offering are in full force and effect and have not been modified; (C) the good standing and foreign qualification of the Company; and (D) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(e)            No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to result in a Material Adverse Change, except as set forth in the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular and any amendments or supplements thereto shall contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Rules and Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Rules and Regulations, and neither the Offering Statement, the Pricing Disclosure Package nor the Final Offering Circular nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)                No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Offering Statement or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Representatives’ Counsel, is material or omits to state any fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Offering Statement, the Pricing Disclosure Package or the Final Offering Circular or any amendment or supplement thereto contains an untrue statement of fact that, in the opinion of such counsel, is material or omits to state any fact that, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

(g)           Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Securities, the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to Representatives’ Counsel, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(h)            Delivery of Agreements.

(i)                 Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representatives executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

(ii)              Share Purchase Option Agreement. On the Closing Date, the Company shall have delivered an executed copy of the Share Purchase Option Agreement.

(i)              Additional Documents. At the Closing Date and on each Option Closing Date (if any), Representatives’ Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Representatives’ Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities (as applicable) as herein contemplated shall be satisfactory in form and substance to the Representatives and Representatives’ Counsel.

5.              Indemnification.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each of its and theirs directors, officers, employees, agents and affiliates and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each Underwriter, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Offering Statement, the Pricing Disclosure Package, the Preliminary Offering Circular or the Final Offering Circular; (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Agreement.

(b)           Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 5 or otherwise to such Indemnified Person, except to the extent the Company is materially prejudiced as a proximate result of such failure. The Company shall have the right to assume the defense of any such action (including the employment of counsel designated by the Company and reasonably satisfactory to the Representatives). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Representatives for the benefit of the Underwriters and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing all Indemnified Persons who are parties to such action), which counsel (together with any local counsel) for the Indemnified Persons shall be selected by the Representatives. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriters, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefor).

(c)               Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Offering Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Offering Statement, any Preliminary Offering Circular, the Pricing Disclosure Package or Final Offering Circular or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Offering Circular, the Offering Statement, the Pricing Disclosure Package or the Final Offering Circular or any amendment or supplement thereto or in any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5(b). The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Offering Statement, the Pricing Disclosure Package or the Final Offering Circular.

(d)               Contribution. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5(a) or 5(c) in respect of any Liabilities and Expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Liabilities and Expenses, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commissions actually received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Final Offering Circular. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of any Underwriter for use in any Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection (d). Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(e)               Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(f)                Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 5 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

6.             Default by an Underwriter.

(a)               Default Not Exceeding 10% of Firm Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares, and if the number of the Firm Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b)               Default Exceeding 10% of Firm Shares. In the event that the default addressed in Section 6(a) relates to more than 10% of the Firm Shares, the Representatives may in their discretion arrange for themselves or for another party or parties to purchase such Firm Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares, the Representatives do not arrange for the purchase of such Firm Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representatives to purchase said Firm Shares on such terms. In the event that neither the Representatives nor the Company arrange for the purchase of the Firm Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Representatives or the Company without liability on the part of the Company (except as provided in Sections 3(h) and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

(c)               Postponement of Closing Date. In the event that the Firm Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Offering Statement, the Pricing Disclosure Package or the Final Offering Circular or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Offering Statement, the Pricing Disclosure Package or the Final Offering Circular that in the opinion of Representatives’ Counsel may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Public Securities.

7.             Effective Date of this Agreement and Termination Thereof.

(a)               Effective Date. This Agreement shall become effective when both the Company and the Representatives have executed the same and delivered counterparts of such signatures to the other party.

(b)               Termination. The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representatives’ opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or The Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared that materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act that, whether or not such loss shall have been insured, will, in the Representatives’ opinion, make it inadvisable to proceed with the delivery of the Firm Shares; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representatives shall have become aware after the date hereof of such a Material Adverse Change in the conditions of the Company, or such adverse material change in general market conditions as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities. Either party shall have the right to terminate this Agreement if the Closing Date does not occur within twenty (20) Business Days of the date of this Agreement. Section 5 of this Agreement shall survive any termination of this Agreement.

(c)               Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters pursuant to Section 6(b) above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Representatives’ Counsel) and upon demand the Company shall pay the full amount thereof to the Representatives on behalf of the Underwriters (less any amounts previously advanced to the Representatives); provided, however, that this in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any advance received by the Representatives will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

(d)               Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

(e)               Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Securities.

8.              Miscellaneous.

(a)               Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), or personally delivered and shall be deemed given when so delivered or if mailed, two (2) days after such mailing.

If to the Representatives:

The Benchmark Company, LLC

150 East 58th St., 17th Floor

New York, NY 10155

Attention: Brad Carlsson

HCFP/Capital Markets LLC
733 Third Avenue, 16th Floor
New York, NY 10017
Attention: Robert J. Gibson

with copies to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.

666 Third Avenue

New York, NY 10017

Attention: Kenneth Koch

If to the Company:

AeroClean Technologies, Inc.

10455 Riverside Drive
Palm Beach Gardens, FL 33410
Attention: Jason DiBona

with copies to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

Attention: Valerie Ford Jacob

(b)               Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(c)               Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

(d)               Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(e)               Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, each Indemnified Person referred to in Section 5, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

(f)                Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereto hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon a party hereto may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8(a) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon such party in any action, proceeding or claim. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(g)               Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by email/pdf transmission shall constitute valid and sufficient delivery thereof.

(h)               Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, noncompliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

    If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below.

Very truly yours,

AEROCLEAN TECHNOLOGIES, INC.

By:
Name:
Title:

Confirmed as of the date first written above mentioned, on behalf of itself and as Representatives of the several Underwriters named on Schedule 1 hereto:

HCFP/CAPITAL MARKETS LLC

By:
Name:
Title:

THE BENCHMARK COMPANY, LLC

By:
Name:
Title:

SCHEDULE 1

SCHEDULE OF UNDERWRITERS

Underwriters	Firm Shares	Firm Shares Purchase Price
The Benchmark Company, LLC	[ ]	[ ]

HCFP/Capital Markets LLC	[ ]	[ ]

Total	[ ]

SCHEDULE 2

Pricing Disclosure Package Materials

[None.]

SCHEDULE 3

List of Lock-Up Parties

Amin J. Khoury

David Helfet, M.D.

Mark Krosney

Jason DiBona

Ryan Tyler

Michael Senft

Thomas P. McCaffrey

Nicholas DeAngelis

Terry Carlson

Dateline TV Holdings, Inc.

John O’Mahony

O’Mahony Super Fund

Michael Suk

Lewis C. Pell

Henry Druker

Rao Tella

Ryan M. Patch

EXHIBIT B

Form of Lock-Up Agreement

_______, 2021

The Benchmark Company, LLC

HCFP/Capital Markets LLC

as Representatives of the several

Underwriters named in Schedule 1 hereto

c/o The Benchmark Company, LLC

150 East 58th St., 17th Floor

New York, NY 10155

c/o HCFP/Capital Markets LLC
155 East 44th St., 6th Floor
New York, NY 10017

Re:      AeroClean Technologies, Inc. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

The undersigned understands that you, as representatives (the “Representatives”) of the several Underwriters (as defined below), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AeroClean Technologies, LLC, a Delaware limited liability company (the “Company”), providing for the initial public offering (the “Initial Public Offering”) by the several underwriters named in Schedule I of the Underwriting Agreement (the “Underwriters”), of shares of common stock, par value $0.01 per share, of the Company (the “Shares”). Immediately prior to the Initial Public Offering, the Company will convert into a Delaware corporation pursuant to a statutory conversion, and will change its name to AeroClean Technologies, Inc. As a result of the corporate conversion, all holders of membership interests of the Company will become holders of shares of common stock of AeroClean Technologies, Inc., and the entity that is offering the Shares to the public in the Initial Public Offering will be a Delaware corporation rather than a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending 12 months after the closing date of the Offering, inclusive (the “Lock-Up Period,” provided that the Lock-Up Period may be terminated with the prior written consent of the Representatives at any time after six months following the closing date of the Offering), without the prior written consent of the Representatives or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration or qualification effected by the Company under the Act, including under the Offering Statement, during the Lock-Up Period, without the prior written consent of the Representatives. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(1)	the Company Securities being offered in the Offering Circular included in the Offering Statement whether purchased pursuant to the Offering Circular or purchased in the public market after the completion of the Offering;

(2)	any grant or exercise of options pursuant to the Company’s equity incentive plans;

(3)	any exercise, exchange or conversion of any warrant to acquire shares of capital stock of the Company or any other security convertible into or exchangeable for shares of capital stock of the Company;

(4)	transfers of shares of capital stock of the Company as a bona fide gift or gifts;

(5)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in transactions not involving a disposition for value;

(6)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(7)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or

(8)	distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock to partners, members, stockholders or other equityholders of the undersigned.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be released from the obligations under this letter agreement. Notwithstanding the foregoing, the undersigned shall be released from all obligations under this letter agreement if the Offering has not been commenced by [ ], 2021 or has otherwise been terminated by the Company and the Underwriters.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Signature of Securityholder